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                                                                     Exhibit (b)

                       IXIS Advisor Cash Management Trust
                            Section 906 Certification

        In connection with the report on Form N-CSR for the period ended June 30, 2005 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

        1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

        2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                        By:
President & Chief Executive Officer        Treasurer
IXIS Advisor Cash Management Trust         IXIS Advisor Cash Management Trust
-------------------------------------      -------------------------------------

/s/ John T. Hailer                         /s/ Michael C. Kardok
-------------------------------------      -------------------------------------
John T. Hailer                             Michael C. Kardok

Date: August 26, 2005                      Date: August 26, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the IXIS Advisor Cash Management Trust, and will be retained by the IXIS Advisor Cash Management Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.